UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2007
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The Board of Directors of Intervoice, Inc. (the “Company”) adopted on May 29, 2007, and amended on June 1, 2007, the Intervoice, Inc. 2007 Stock Incentive Plan (the “Plan”) subject to approval by a majority of the shares of Common Stock present or represented and voting on the proposal to approve the Plan at the Company’s 2007 annual meeting. A copy of the Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference. The following is a summary of the Plan and is qualified in its entirety by reference to the full text of the Plan.
     Purposes. The Plan allows for the grant of incentive and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards, stock awards and other incentive awards to employees, non-employee directors and other service providers of the Company and its affiliates who are in a position to make a significant contribution to the success of the Company. Awards under the Plan are used to attract and retain highly qualified individuals to perform services for the Company and to align the interests of those individuals with those of the shareholders of the Company. The Plan will provide an essential component of the total compensation package, reflecting the importance that the Company places on aligning the interests of service providers with those of our shareholders.
     Administration. The Plan provides for administration by the Compensation Committee or another committee of the Board of Directors. Each member of the committee must –
•	meet independence requirements of NASDAQ,

•	be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and

•	be an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
For awards granted to non-employee directors, the committee will be the Board of Directors.
     The committee has the authority to –
•	operate, interpret and administer the Plan,

•	determine eligibility for and the amount and nature of awards,

•	establish rules and regulations for the Plan’s operation,

•	accelerate the exercise, vesting or payment of an award if the acceleration is in the best interest of the Company,

•	require participants to hold shares acquired under an award for a stated period of time, and

•	establish other terms and conditions of awards made under the Plan.
     The committee has authority on all matters relating to the discharge of its responsibilities and the exercise of its authority under the Plan. The Plan provides for indemnification of committee members for personal liability incurred related to any action, interpretation, or determination made in good faith related to the Plan and awards made under the Plan. The committee may delegate authority to grant awards under the Plan to a subcommittee of two or more outside directors.
     Eligibility. Employees, non-employee directors and other service providers of the Company and our affiliates who, in the opinion of the committee, are in a position to make a significant contribution to the success of the Company and our affiliates are eligible to participate in the Plan. The committee determines the type and size of awards and sets the terms, conditions, restrictions and limitations on awards within the confines of the Plan’s terms.
     Available Shares. The maximum number of shares of Common Stock available for grant under the Plan is 1,000,000 shares, plus all shares that remain available for grant under the 2005 Stock Incentive Plan as of the effective date of the Plan, plus any shares subject to outstanding awards under the 2005 Stock Incentive Plan that later cease to be subject to the awards for any reason other than the awards having been exercised. In addition, if an award granted under the Plan ceases to be subject to the award for any reason other than exercise, the undelivered shares subject to the award will become available for future awards under the Plan. The committee has discretion to determine the manner of counting shares of Common Stock available for award under the Plan. Shares of Common Stock issued under the Plan may be shares of original issuance or treasury shares or a combination of those shares.
     The maximum number of shares of Common Stock available for grant of awards under the Plan to any one participant is (i) 500,000 shares during the fiscal year in which the participant begins work for the Company and (ii) 300,000 shares during each fiscal year thereafter. The maximum number of shares of Common Stock that may be subject to nonqualified stock options and stock appreciation rights granted to any one participant in a fiscal year is 500,000. The maximum number of shares of Common Stock that may be granted as incentive stock options is 1,000,000.
     The number of shares available for award under the Plan and maximum number of share grants are subject to adjustment for certain corporate changes in accordance with the provisions of the Plan.
     Stock Options. The Plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to employees of the Company and its affiliates. Options will be subject to terms, conditions, restrictions and limitations established by the committee, as long as they are consistent with the terms of the Plan.
     The committee will determine when an option will vest and become exercisable. No option will be exercisable more than seven years after the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder, five years after the date of grant). Unless otherwise provided in the option award agreement, options terminate within a certain period of time following a participant’s termination of employment or service by reason of death, disability or retirement (18 months), by reason other than death, disability, retirement or cause

(12 months) or for cause (30 days). The 18-month exercise period following retirement is shortened to 10 days following written notice to the participant if the participant engages in a harmful activity (as defined in the Plan).
     Generally, the exercise price of a stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant. However, the exercise price may be less if the option is granted in connection with certain transactions and complies with special rules under Section 409A of the Code. Incentive stock options must be granted at 100% of fair market value (or, in the case of an incentive stock option granted to a 10 percent shareholder, 110% of fair market value).
     The exercise price of a stock option may be paid –
•	in cash,

•	in the discretion of the committee, with previously acquired nonforfeitable, unrestricted shares of Common Stock that have an aggregate fair market value at the time of exercise equal to the total exercise price or by surrendering option shares having a fair market value at the time of exercise equal to the total exercise price, or

•	a combination of those shares and cash.
In addition, in the discretion of the committee, the exercise price may be paid by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the option shares and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any required withholding taxes.
     Stock Appreciation Rights (SARs). A stock appreciation right (or SAR) entitles the participant to receive an amount in cash and/or shares of Common Stock, as determined by the committee, equal to the amount by which the Common Stock appreciates in value after the date of the award. The committee will determine when the SAR vests and becomes exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the Common Stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with certain transactions and complies with special rules under Section 409A of the Code. No SAR will be exercisable later than seven years after the date of the grant. The committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability after termination of employment or service.
     Restricted Stock and Restricted Stock Units (RSUs). Restricted stock is shares of Common Stock that must be returned to the Company if certain conditions are not satisfied. The committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock, including vesting upon achievement of performance goals under a performance award and restrictions under applicable securities laws. The committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other shareholder rights related to the shares of Common Stock.

Upon expiration of the restriction period, the participant is entitled to receive shares of common stock not subject to restriction.
     Restricted stock units (or RSUs) are fictional shares of Common Stock. The committee will determine the restriction period and may impose other terms, conditions and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of Common Stock or an amount of cash equal to the fair market value of one share of common stock as provided in the award agreement. An award of restricted stock units may include the grant of a tandem cash dividend right or dividend unit right. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made during the period the RSU is outstanding. A dividend unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of Common Stock (at fair market value) that may be purchased with the cash dividends. Restricted stock unit awards are considered nonqualified deferred compensation subject to Section 409A of the Code.
     Performance Awards. A performance award is an award payable in cash or Common Stock (or a combination) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the committee will determine –
•	the amount a participant may earn in the form of cash or shares of Common Stock or a formula for determining the amount payable to the participant,

•	the performance criteria and level of achievement versus performance criteria that will determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested,

•	the performance period over which performance is to be measured, which may not be shorter than one year,

•	the timing of any payments to be made,

•	restrictions on the transferability of the award, and

•	other terms and conditions that are not inconsistent with the Plan.
     The maximum amount that may be paid in cash under a performance award each fiscal year is $2,000,000. If an award provides for a performance period longer than one fiscal year, the limit will be multiplied by the number of full fiscal years in the performance period. The performance measure(s) to be used for purposes of performance awards may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed, and may consist of one or more or any combination of the following criteria:

▪	Earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis)	▪	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions

▪	Return on equity	▪	One or more operating ratios

▪	Return on assets or net assets	▪	Stock price

▪	Revenues	▪	Total shareholder return

▪	Income or operating income	▪	Market share

▪	Expenses or expense levels	▪	Cash flow

▪	Return on capital or invested capital or other related financial measures	▪	Net borrowing, debt leverage levels, credit quality or debt ratings

▪	Capital expenditures	▪	Net asset value per share

▪	Economic value added	▪	Profit margin

▪	Individual business objectives	▪	Operating profit
     Performance awards may be designed to comply with Code Section 162(m) performance-based compensation requirements. Section 162(m) of the Code limits the Company’s income tax deduction for compensation paid to each of the CEO and the four other highest paid officers of the Company to $1 million each year. There is an exception to the $1 million deduction limitation for performance-based compensation. To the extent that awards are intended to qualify as “performance-based compensation” under Code Section 162(m), the performance criteria will be established in writing by the committee not later than 90 days after the commencement of the performance period, based on one or more, or any combination, of the performance criteria listed above. The committee may reduce, but not increase, the amount payable and the number of shares to be granted, issued, retained or vested under a performance award. Prior to payment of compensation under a performance award intended to comply with the Code Section 162(m) performance-based compensation exception, the committee will certify the extent to which the performance goals and other criteria are achieved.
     Stock Awards and Other Incentive Awards. A stock award is an award of unrestricted Common Stock. Stock awards may be granted upon terms and conditions determined by the committee. Shares of Common Stock issued under stock awards may be issued for cash consideration or for no cash consideration. The committee may also grant other incentive awards under the Plan based upon, payable in or otherwise related to, shares of Common Stock if the committee determines that the other incentive awards are consistent with the purposes of the Plan. Other incentive awards will be subject to any terms, conditions, restrictions or limitations established by the committee. Payment of other incentive awards will be made at the times and in the forms, which may be cash, shares of Common Stock or other property, established by the committee.
     New Plan Benefits. The number of awards that will be received by or allocated to our executive officers, non-employee directors, employees and other service providers under the Plan is undeterminable at this time.
     Corporate Change. Unless an award agreement provides otherwise, if a participant’s employment or service with the Company is involuntarily terminated other than for cause or voluntarily terminated for good reason within one year after a “corporate change” (as defined in the Plan), any time periods, conditions or contingencies relating to exercise or realization of, or lapse of restrictions under awards granted under the Plan will be automatically accelerated or waived so that:

•	if no exercise of the award is required, the award may be realized in full at the time of termination, or

•	if exercise of the award is required, the award may be exercised in full beginning at the time of termination.
If awards are replaced in connection with a corporate change by comparable types of awards, those replacement awards will provide for automatic acceleration or waiver in the event a participant’s employment or service with the Company is involuntarily terminated other than for cause or is voluntarily terminated for good reason, within one year after the corporate change. The committee also may require a participant to cash out outstanding awards in connection with a corporate change. Payment of awards in connection with a corporate change or termination in connection with a corporate change will be delayed if necessary to comply with Code Section 409A.
     Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the Plan, withheld from other compensation payable to the participant or the participant will be required to pay the taxes before the Company makes any payment of cash or Common Stock under the Plan. Payment of withholding taxes may be made by withholding shares of Common Stock from any payment of Common Stock due or by delivery to the Company of previously acquired shares of Common Stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes.
     Transferability. No award will be subject to execution, attachment or similar process, and no award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or under applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an award not specifically permitted by the Plan or the award agreement will be null and void and without effect. If provided in the award agreement, nonqualified stock options may be transferred by a participant to a permitted transferee. A participant may request that the Company observe the terms of a domestic relations order in relation to the division of a Plan award.
     Amendment. The Board of Directors may suspend, terminate, amend or modify the Plan, but may not without approval by our shareholders, make any alteration or amendment that –
•	increases the total number of shares of Common Stock that may be issued under the Plan (other than adjustments in connection with certain corporate reorganizations and other events),

•	changes the designation or class of persons eligible to receive awards under the Plan, or

•	effects any change for which shareholder approval is required by or necessary to comply with applicable law or the listing requirements of NASDAQ or any other exchange or association on which the Common Stock is then listed or quoted.
An amendment to the Plan will not require shareholder approval if it is made to conform the Plan to statutory or regulatory requirements.
     Effectiveness. The Plan will become effective as of July 11, 2007, provided it is approved by the stockholders of the Company in a manner that complies with applicable law within 12 months after such date; provided, however, that no awards may be made under the Plan unless and until it is so approved. Unless terminated earlier, the Plan will terminate on July 11, 2012.

Item 8.01. Other Events
Hosted Services Agreement
     On May 30, 2007, the Company issued a press release (the “Hosted Services Press Release”) announcing the Company had extended and expanded its existing hosted services agreement with a leading global financial services firm.
     The foregoing is qualified by reference to the Hosted Services Press Release which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Media Exchange Order Expansion
     On June 1, 2007, the Company issued a press release (the “UK Press Release”) announcing that a large mobile network service provider in the UK has chosen to expand its initial order for the Company’s Media Exchange next generation messaging.
     The foregoing is qualified by reference to the UK Press Release which is attached as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated herein by reference.
Sherlock Sales Incentive Plan
     On May 30, 2007, the Company and Frank Sherlock, Senior Vice President and Managing Director EMEA, entered into a Fiscal Year 2008 Sales Incentive Plan (the “2008 Plan”) pursuant to which Mr. Sherlock is eligible for a sales incentive cash bonus in an amount up to 70% of his base salary in fiscal 2008. The 2008 Plan provides that the bonus is based on three separate goals relating to sales booked in fiscal 2008: (1) a sales bookings goal, which will account for 35% of the bonus opportunity if this goal is 100% achieved, (2) a revenue goal, which will account for 35% of the bonus opportunity if this goal is 100% achieved, and (3) a contribution margin goal, which will account for 30% of the bonus opportunity if this goal is 100% achieved. For both the bookings and revenue goals, the portion of the 35% bonus opportunity that is achievable is measured in four steps of 45%, 100%, 110% and 200% of the specific goal (bookings or revenue) attained resulting in payments of, respectively, 40%, 100%, 125% and 300% of such 35% bonus opportunity. With respect to the contribution margin goal, the portion of the 30% bonus opportunity that is achievable is measured in five steps of less than 80%, 80%, 100%, 110% and 200% of the contribution margin goal resulting in payments of, respectively, 0%, 50%, 100%, 125% and 300% of such 30% bonus opportunity.
     With certain exceptions, cash bonuses under the 2008 Plan will be paid as follows: (1) 100% of the sales bookings bonus will be paid in the month following the booking; (2) 100% of the revenue bonus will be paid (subject to definitive earnings release) in the month following the end of the quarter in which the revenue was recognized; and (3) 100% of the contribution margins bonus will be paid (subject to definitive earnings release) in the month following the end of the quarter in which the contribution margin payment was earned.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.

Exhibit
Number	Exhibit Title

10.1	Intervoice, Inc. 2007 Stock Incentive Plan

99.1	Hosted Services Press Release of the Company dated May 30, 2007 announcing the Company had extended and expanded its existing hosted services agreement with a leading global financial services firm

99.2	UK Press Release of the Company dated June 1, 2007 announcing that a leading UK mobile service provider has chosen to expand its initial order of Media Exchange next generation messaging

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Craig E. Holmes
Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: June 1, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Intervoice, Inc. 2007 Stock Incentive Plan

99.1	Hosted Services Press Release of the Company dated May 30, 2007 announcing the Company had extended and expanded its existing hosted services agreement with a leading global financial services firm

99.2	UK Press Release of the Company dated June 1, 2007 announcing that a leading UK mobile service provider has chosen to expand its initial order of Media Exchange next generation messaging